EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diomed Holdings, Inc.
Andover, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 5, 2004, relating to the consolidated financial statements of Diomed Holdings, Inc. as of and for the years ended December 31, 2003 and 2002, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP

BDO Seidman, LLP
Boston, MA

November 22, 2004